PROXY

This proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints George D. Dalton, Leslie M. Muma and Charles W. Sprague as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of FIserv, Inc. (the "Corporation") held of record by the undersigned on February 13, 1995, at the Annual Meeting of Shareholders to be held on March 30, 1995, or any adjournment thereof.


1.  ELECTION OF THREE DIRECTORS TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 1998:

    FOR all nominees and their                WITHHOLD AUTHORITY to vote for all
    term listed below                         nominees listed below
   (except as written to the contrary
    on the line provided)

  For a term expiring in 1998: K.R. Jensen, R.L. Sullivan, T.R. Shackelford
_______________________________________

  (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided above.)

2. PROPOSAL TO APPROVE THE REAPPOINTMENT OF Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Corporation and subsidiaries for 1995:
       FOR       AGAINST     ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE SIGN exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________, 1995              ___________________________________
       Please check lower box if appropriate             Signature

        YES, I WILL ATTEND THE ANNUAL        ___________________________________
       MEETING ON MARCH 30, 1995                  Signature if held jointly

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY